Exhibit 99.1

ADLP LLC
CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS
As of September 30, 2026
(dollar amounts in thousands)
(unaudited)

Investments	Percentage of Members’ Capital	Fair Value(1)
First Lien Senior Secured Loans
United States
Automobiles and Components	6.5%	$81,474
Capital Goods	30.8	385,019
Commercial and Professional Services	21.2	265,694
Consumer Distribution and Retail	6.3	79,085
Consumer Durables and Apparel	4.6	57,075
Consumer Services	26.0	325,772
Data Centers	0.5	5,729
Energy	6.8	85,286
Financial Services	31.4	393,219
Food and Beverage	4.9	60,965
Gas Utilities	0.7	9,244
Health Care Equipment and Services	30.6	382,798
Household and Personal Products	3.2	40,108
Independent Power and Renewable Electricity Producers	4.9	61,237
Insurance	19.6	244,802
Materials	5.6	70,462
Pharmaceuticals, Biotechnology and Life Sciences	6.7	84,218
Real Estate Management and Development	0.2	1,998
Software and Services	62.7	784,274
Sports, Media and Entertainment	6.5	80,967
Technology Hardware and Equipment	3.4	42,661
Telecommunication Services	2.1	25,939
Transportation	5.6	70,487
Total United States (cost $3,663,704)	290.8	3,638,513
United Kingdom
Commercial and Professional Services	4.0	49,979
Consumer Distribution and Retail	0.4	4,994
Consumer Services	1.0	12,846
Financial Services	5.2	65,250
Food and Beverage	0.5	5,545
Insurance	1.2	15,399
Software and Services	2.2	27,353
Telecommunication Services	1.3	16,120
Total United Kingdom (cost $199,789)	15.8	197,486
Canada
Capital Goods	1.4	17,570
Commercial and Professional Services	—	613
Consumer Distribution and Retail	0.7	8,215

Investments	Percentage of Members’ Capital	Fair Value(1)
Consumer Durables and Apparel	0.1	1,129
Consumer Services	2.4	30,261
Financial Services	1.4	17,632
Health Care Equipment and Services	0.9	11,778
Insurance	3.3	41,445
Software and Services	0.7	8,255
Total Canada (cost $138,767)	10.9	136,898
Denmark
Health Care Equipment and Services	0.3	3,952
Pharmaceuticals, Biotechnology and Life Sciences	0.4	4,862
Software and Services	4.0	49,772
Total Denmark (cost $59,584)	4.7	58,586
France
Financial Services	0.3	3,880
Household and Personal Products	0.7	8,398
Materials	0.5	5,666
Software and Services	2.3	29,315
Total France (cost $48,133)	3.8	47,259
Spain
Insurance	2.8	34,398
Total Spain (cost $34,930)	2.8	34,398
Luxembourg
Consumer Services	0.6	7,769
Financial Services	1.8	22,587
Pharmaceuticals, Biotechnology and Life Sciences	0.3	3,476
Software and Services	—	377
Total Luxembourg (cost $34,256)	2.7	34,209
Jersey
Financial Services	2.0	24,451
Total Jersey (cost $24,667)	2.0	24,451
Switzerland
Health Care Equipment and Services	1.7	21,647
Total Switzerland (cost $22,287)	1.7	21,647
Finland
Capital Goods	1.5	18,504
Total Finland (cost $18,897)	1.5	18,504
Netherlands
Commercial and Professional Services	0.1	1,416
Food and Beverage	0.6	7,919
Health Care Equipment and Services	0.2	2,079
Telecommunication Services	0.3	3,692
Total Netherlands (cost $15,332)	1.2	15,106
Sweden
Capital Goods	0.4	4,723
Consumer Services	0.1	751
Food and Beverage	—	436

Investments	Percentage of Members’ Capital	Fair Value(1)
Real Estate Management and Development	0.5	6,925
Total Sweden (cost $13,251)	1.0	12,835
Australia
Consumer Services	1.0	12,161
Total Australia (cost $12,680)	1.0	12,161
New Zealand
Energy	0.6	6,890
Total New Zealand (cost $7,041)	0.6	6,890
Chile
Sports, Media and Entertainment	0.3	4,363
Total Chile (cost $4,455)	0.3	4,363
Japan
Telecommunication Services	0.1	1,292
Total Japan (Cost $1,287)	0.1	1,292
Germany
Financial Services	—	451
Total Germany (cost $452)	—	451
Total First Lien Senior Secured Loans (Cost $4,299,512)	340.9%	4,265,049
Second Lien Senior Secured Loans
United States
Software and Services	0.3	3,769
Sports, Media and Entertainment	1.4	17,471
Total United States (cost $21,231)	1.7	21,240
Total Second Lien Senior Secured Loans (cost $21,231)	1.7%	$21,240
Subordinated Senior Secured Loans
Italy
Independent Power and Renewable Electricity Producers
DINO BIDCO S.P.A., €321,429 par value, due 03/2032, 5.96% (EURIBOR + 3.50%)	29.1	364,233
Total Italy (Cost $367,248)	29.1	364,233
United States
Data Centers	1.8	21,771
Total United States (Cost $21,771)	1.8	21,771
Total Subordinated Senior Secured Loans (Cost $389,019)	30.9%	$386,004
Corporate Bonds
United States
Capital Goods	0.4	4,440
Commercial and Professional Services	0.2	2,521
Consumer Distribution and Retail	0.2	1,992
Financial Services	1.7	21,574
Food and Beverage	0.3	4,238
Household and Personal Products	—	478
Independent Power and Renewable Electricity Producers	0.2	2,643
Pharmaceuticals, Biotechnology and Life Sciences	0.2	2,541
Software and Services	0.1	1,100
Telecommunication Services	—	335
Total United States (cost $44,073)	3.3	41,862

Investments	Percentage of Members’ Capital	Fair Value(1)
Total Corporate Bonds (cost $44,073)	3.3%	$41,862
Preferred Equity
United States
Consumer Services	—	3
Financial Services	—	1
Total United States (Cost $3)	—	4
Total Preferred Equity (Cost $3)	—%	$4
Other Equity
United States
Automobiles and Components	—	1
Capital Goods	—	2
Consumer Distribution and Retail	—	2
Consumer Durables and Apparel	—	1
Consumer Services	—	2
Health Care Equipment and Services	—	1
Insurance	—	1
Materials	—	2
Sports, Media and Entertainment		1
Total United States (cost $11)	—	13
Canada
Capital Goods	—	1
Consumer Services	—	2
Total Canada (cost $3)	—	3
Total Other Equity (Cost $14 )	—%	$16
Total Investments (Cost $4,753,852)	376.8%	$4,714,175

____________________________________________________________________________

(1)Represents the fair value in accordance with Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures. The determination of such fair value is not included in the valuation process described elsewhere in Ares Strategic Income Fund’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2026.

ADLP LLC
CONSOLIDATED CONDENSED SCHEDULE OF INVESTMENTS
As of December 31, 2025
(dollar amounts in thousands)

Investments	Percentage of Members’ Capital	Fair Value(1)
First Lien Senior Secured Loans
United States
Automobiles and Components	6.6%	$31,986
Capital Goods	20.9	101,739
Commercial and Professional Services
Accommodations Plus Technologies LLC, $27,499 funded par value, due 05/2032, 8.94% (SOFR + 5.25%)	5.7	27,499
Other	21.7	105,359
Consumer Distribution and Retail	13.9	67,466
Consumer Durables and Apparel	4.8	23,156
Consumer Services	20.6	99,979
Data Centers	1.1	5,629
Energy	4.2	20,216
Financial Services	25.2	122,073
Food and Beverage	3.5	17,044
Gas Utilities	0.8	3,885
Health Care Equipment and Services	33.6	162,901
Household and Personal Products
Silk Holdings III LLC, $26,140 funded par value, due 12/2032, 8.34% (SOFR + 4.50%)	5.4	25,878
Other	4.5	22,135
Independent Power and Renewable Electricity Producers	3.8	18,453
Insurance	23.6	114,625
Materials	4.6	22,295
Pharmaceuticals, Biotechnology and Life Sciences	10.3	50,251
Software and Services
Victors Purchaser, LLC, $30,175 funded par value, due 12/2032, 8.19% - 8.23% (SOFR + 4.50%)	6.2	30,099
Other	88.8	430,759
Sports, Media and Entertainment	5.9	28,454
Technology Hardware and Equipment	1.5	7,340
Telecommunication Services	1.7	8,078
Transportation	3.0	14,672
Total United States (Cost $1,564,200)	321.9	1,561,971
Canada
Capital Goods	1.7	8,057
Consumer Durables and Apparel	0.2	1,179
Financial Services	0.1	357
Health Care Equipment and Services	1.2	5,987
Insurance	6.6	32,112
Total Canada (Cost $46,790)	9.8	47,692
United Kingdom
Consumer Services	0.6	2,850

Investments	Percentage of Members’ Capital	Fair Value(1)
Financial Services
Convera International Financial S.a r.l., $22,033 funded par value, due 03/2030, 8.44% (SOFR + 4.75%)	4.5	22,033
Convera International Holdings Limited, $4,808 funded par value, due 03/2030, 8.44% (SOFR + 4.75%)	1.0	4,808
Food and Beverage	0.8	3,999
Insurance	1.6	7,504
Total United Kingdom (Cost $41,190)	8.5	41,194
Jersey
Financial Services
Medlar Bidco Limited, €21,578 funded par value, due 05/2032, 6.99% (EURIBOR + 5.00%)	5.1	24,952
Total Jersey (Cost $24,625)	5.1	24,952
Luxembourg
Consumer Services	0.8	4,008
Health Care Equipment and Services	0.1	271
Software and Services	0.1	378
Total Luxembourg (Cost $4,658)	1.0	4,657
Australia
Consumer Services	0.2	1,177
Total Australia (Cost $1,142)	0.2	1,177
Total First Lien Senior Secured Loans (Cost $1,682,605)	346.5%	$1,681,643
Other Equity
United States
Consumer Distribution and Retail	—	1
Total United States (Cost $1)	—	1
Total Other Equity (Cost $1)	—%	$1
Total Investments (Cost $1,682,606)	346.5%	$1,681,644

____________________________________________________________________________

(1)Represents the fair value in accordance with Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures. The determination of such fair value is not included in the valuation process described elsewhere in Ares Strategic Income Fund’s Annual Report on Form 10-K for the year ended December 31, 2025.